EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview, NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO REPORTS SECOND QUARTER 2011 FINANCIAL RESULTS:

SOLID REVENUE, PROFITS AND RECORD ORDERS

Plainview, NY, July 28, 2011 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the second quarter ended June 30, 2011.  Veeco reports its results on a U.S. generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results. All results presented herein are for Veeco’s “Continuing Operations” which excludes the Metrology business sold to Bruker Corporation on October 7, 2010.

GAAP Results ($M except EPS)

	Q2 ‘11	Q2 ‘10
Revenues	$264.8	$221.4
Net income	$19.2	$49.9
EPS (diluted)	$0.45	$1.15

Non-GAAP Results ($M except EPS)

	Q2 ‘11	Q2 ‘10
Net income	$57.6	$40.7
EPS (diluted)	$1.34	$0.94

Strong Second Quarter Results and MaxBright Adoption

John R. Peeler, Veeco’s Chief Executive Officer, commented, “Veeco reported a solid second quarter, with revenues of $265 million, non-GAAP net income and earnings per share of $58 million and $1.34, respectively. Revenues were up 4% sequentially, and up 20% from the prior year second quarter.  LED & Solar revenues were $219 million, including $206 million in MOCVD, and Data Storage revenues were $46 million, the highest quarterly level in five years.  Veeco met our quarterly guidance, yet timing of revenue continues to be impacted by the longer order-to-revenue cycle times associated with the high percentage of MOCVD business currently coming from China, primarily due to customer facility readiness and credit tightening.”

“Veeco’s second quarter bookings were a record $311 million,” continued Mr. Peeler, “up 35% sequentially. LED & Solar orders were a record $273 million, with MOCVD orders up 34% sequentially to $250 million.  While China was again the main region for new systems purchases, Korea showed signs of improvement, including a multi-system MaxBright™ MOCVD order from an important LED industry leader. Veeco also reported a strong MBE bookings quarter of $24 million.  Data Storage orders were $38 million, up 15% sequentially.  The Company’s Q2 2011 book-to-bill ratio was 1.17 to 1, and quarter-end backlog was $558.2 million.”

Mr. Peeler added, “We have seen spectacular customer reaction to our new MaxBright MOCVD system — in the second quarter we booked over $100 million of MaxBright systems — 40% of our total MOCVD bookings. We believe customers are clearly recognizing that MaxBright is simply the best tool on the market to drive down LED manufacturing costs.”

CIGS Solar Systems Business Update

Mr. Peeler commented, “Veeco has decided to exit the CIGS Solar Systems business for various reasons, including the improved performance of mainstream solar technologies and the lower than expected end market acceptance for CIGS technology to date. While CIGS remains an important thin film solar technology, we have determined that the timeframe and cost to successful commercialization are not acceptable to Veeco.”

Mr. Peeler added, “Veeco intends to transfer our R&D facility, pilot line, technology and key personnel in Clifton Park, New York to the College of Nanoscale Science and Engineering (CNSE) in order to support their planned CNSE/SEMATECH Photovoltaic Manufacturing Consortium (PVMC). We believe the PVMC is much-needed to drive CIGS industry roadmaps, collaboration, market acceptance and commercialization.”

Veeco’s second quarter GAAP results were negatively impacted by approximately $51 million in asset impairment and restructuring charges related to this business (refer to attached table).  In addition, approximately $20 million in CIGS deposition systems has been removed from Veeco’s backlog.  Effective third quarter 2011, Veeco will treat its CIGS Solar Systems business, which operated at a loss, as a discontinued operation.  Mr. Peeler added, “The closure of our CIGS Systems business is expected to have an immediate and positive impact to Veeco’s profitability.”  Veeco will continue to sell CIGS deposition components and remains the top supplier of MOCVD and MBE tools to the concentrator photovoltaic (CPV) market.

Veeco Repurchases Shares, Eliminates Convertible Debt and Invests in Technology

During the second quarter, under its Board authorized share buy-back program, Veeco purchased $7.8 million in stock at an average price of $46.91 per share. Veeco also completed the redemption of its outstanding Convertible Subordinated Notes for $98.1 million aggregate principal amount and completed the purchase of a privately-held company which supplies certain critical components to our MOCVD business for $28.3 million.  Mr. Peeler commented, “In addition to paying off our convertible debt and making a small technology purchase, Veeco recently utilized cash to buy-back our shares, reflecting our continued confidence in the long-term outlook for the Company.”

Veeco purchased an additional $71.9 million of stock, at an average price of $42.21 per share, so far during the month of July (as of 7/26/11).  Since the $200 million buy-back program was authorized last August, Veeco has repurchased a total of 3 million shares for $117.8 million.

Third Quarter 2011 Guidance & Outlook

Regarding Veeco’s business outlook, Mr. Peeler commented, “Quoting activity in MOCVD remains robust and we are experiencing extremely positive customer reaction to MaxBright.  MOCVD order patterns will continue to fluctuate from quarter to quarter depending upon the timing of customer deposits.  In the short term, orders will likely be impacted by several headwinds that have been widely reported including weak near-term LED industry end market demand and global macro-economic concerns.  We therefore currently forecast that Veeco’s third quarter 2011 bookings will be lower than our record second quarter.”

Veeco’s third quarter 2011 revenue is currently forecasted to be between $235 and $285 million.  Earnings per share are currently forecasted to be $0.92 to $1.32 on a GAAP basis and $1.00 to $1.40 on a non-GAAP basis. Please refer to the attached financial table for more details.  Mr. Peeler added, “We expect to have a great 2011 and are on track to deliver on our guidance of over $1 billion in revenue and over $5.25 in non-GAAP earnings per share.  We are confident that the Company can perform well during any short-term fluctuations in business thanks to our variable cost model and strong cash position.”

LED Growth Opportunity

“While short-term business conditions are uncertain, there is a fantastic growth opportunity ahead of us as LED lighting market adoption is expected to increase in 2012 and 2013,” commented Mr. Peeler.  “We believe lighting market penetration will accelerate due to a variety of factors including ban the bulb legislation in Europe and the U.S., Japan’s move to stimulate LED adoption, significant investment by Korean and Taiwanese leaders who have  already introduced lighting products in the sub-$15 range, China’s emergence as a major LED industry player, and rapidly declining LED prices.  In fact, we estimate that over 50% of our first half 2011 MOCVD shipments were for lighting, up from 28% in 2010.   While accurately predicting industry investment cycles is difficult, our forecast of an MOCVD market opportunity of 5,000 reactors from 2011 to 2105 appears conservative given the industry’s growth potential.”

Conference Call Information

A conference call reviewing these results has been scheduled for 5:00pm ET today at 1-888-389-5979 (toll free) or 1-719-457-2689 using passcode 4992731. The call will also be webcast live on the Veeco website at www.veeco.com. A replay of the call will be available beginning at 8:00pm ET today through midnight on August 11, 2011 at 888-203-1112 or 719-457-0820, using passcode 4992731, or on the Veeco website. Please follow along with our slide presentation also posted on the website.

About Veeco

Veeco makes equipment to develop and manufacture LEDs, solar panels, hard disk drives and other devices. We support our customers through product development, manufacturing, sales and service sites in the U.S., Korea, Taiwan, China, Singapore, Japan, Europe and other locations.  Please visit us at www.veeco.com.

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2010 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010

Net sales	$264,815	$221,389	$519,491	$356,139
Cost of sales	164,747	122,589	290,091	200,599
Gross profit	100,068	98,800	229,400	155,540

Operating expenses (income):
Selling, general and administrative	28,838	20,557	52,771	38,283
Research and development	28,831	16,600	53,413	29,556
Amortization	1,489	1,238	2,624	2,476
Restructuring	11,125	—	11,125	(179)
Asset impairment	6,211	—	6,211	—
Other, net	(95)	525	(82)	350
Total operating expenses	76,399	38,920	126,062	70,486

Operating income	23,669	59,880	103,338	85,054

Interest expense, net	86	1,762	1,385	3,544
Loss on extinguishment of debt	3,045	—	3,349	—

Income from continuing operations before income taxes	20,538	58,118	98,604	81,510
Income tax provision	1,326	8,188	26,309	8,755
Income from continuing operations	19,212	49,930	72,295	72,755

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(397)	3,895	(895)	7,857
Income tax (benefit) provision	(391)	1,432	(448)	2,175
(Loss) income from discontinued operations	(6)	2,463	(447)	5,682

Net income	$19,206	$52,393	$71,848	$78,437

Income (loss) per common share:
Basic:
Continuing operations	$0.47	$1.26	$1.79	$1.85
Discontinued operations	—	0.06	(0.01)	0.15
Income	$0.47	$1.32	$1.78	$2.00

Diluted:
Continuing operations	$0.45	$1.15	$1.69	$1.75
Discontinued operations	—	0.05	(0.01)	0.13
Income	$0.45	$1.20	$1.68	$1.88

Weighted average shares outstanding:
Basic	40,998	39,761	40,433	39,283
Diluted	43,002	43,506	42,780	41,683

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$197,668	$245,132
Short-term investments	380,506	394,180
Restricted cash	54,484	76,115
Accounts receivable, net	128,000	150,528
Inventories, net	113,339	108,487
Prepaid expenses and other current assets	69,880	34,328
Assets held for sale	2,341	—
Deferred income taxes, current	7,000	13,803
Total current assets	953,218	1,022,573

Property, plant and equipment, net	62,397	42,320
Goodwill	67,107	52,003
Deferred income taxes	2,998	9,403
Other assets, net	34,723	21,735
Total assets	$1,120,443	$1,148,034

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$60,046	$32,220
Accrued expenses and other current liabilities	195,017	183,010
Deferred profit	3,948	4,109
Income taxes payable	4,193	56,369
Liabilities of discontinued segment held for sale	5,359	5,359
Current portion of long-term debt	238	101,367
Total current liabilities	268,801	382,434

Long-term debt	2,532	2,654
Other liabilities	306	434
Total liabilities	271,639	385,522

Equity	848,804	762,512

Total liabilities and equity	$1,120,443	$1,148,034

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Three months ended				Six months ended
	June 30,				June 30,
	2011		2010		2011		2010
Adjusted EBITA

Operating income	$23,669		$59,880		$103,338		$85,054

Adjustments:

Amortization	1,489		1,238		2,624		2,476
Equity-based compensation	4,063		2,523		7,161		4,389
Restructuring	11,125	(4)	—		11,125	(4)	(179	)(1)
Asset impairment	6,211	(4)	—		6,211	(4)	—
Inventory write-off	33,375	(4)	—		33,375	(4)	—

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$79,932		$63,641		$163,834		$91,740

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$19,212		$49,930		$72,295		$72,755

Non-GAAP adjustments:

Amortization	1,489		1,238		2,624		2,476
Equity-based compensation	4,063		2,523		7,161		4,389
Restructuring	11,125	(4)	—		11,125	(4)	(179	)(1)
Loss on extinguishment of debt	3,045		—		3,349		—
Asset impairment	6,211	(4)	—		6,211	(4)	—
Inventory write-off	33,375	(4)	—		33,375	(4)	—
Non-cash portion of interest expense	490	(2)	760	(2)	1,260	(2)	1,501	(2)
Income tax effect of non-GAAP adjustments	(21,375	)(3)	(13,736	)(3)	(23,213	)(3)	(22,639	)(3)

Non-GAAP Net Income	$57,635		$40,715		$114,187		$58,303

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$1.34		$0.94		$2.67		$1.40

Diluted weighted average shares outstanding	43,002		43,506		42,780		41,683

(1) During the first quarter of 2010, we recorded a restructuring credit of $0.2 million associated with a change in estimate.

(2) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

(3) By the end of 2010, the Company had fully utilized all prior NOL and tax credit carryfowards. As a result, beginning in 2011, the Company utilized the with and without method, at a 30.25% effective rate forecasted for the full year, to determine the income tax effect of non-GAAP adjustments. During the second quarter of 2010 we provided for income taxes at a 35% statutory rate to determine the income tax effect of non-GAAP adjustments.

(4) During the second quarter of 2011, we recorded a $6.2 million asset impairment charge related to long-lived assets, a $33.4 million inventory write-off and a $11.1 charge for settlement of contracts in our Solar business due to the discontinuance of our CIGS solar systems business. The inventory write-off was included in cost of sales in the GAAP income statement.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP results

(In thousands, except per share data)

(Unaudited)

	Guidance for
	the three months ending September 30, 2011
	LOW		HIGH
Adjusted EBITA

Operating income	$54,200		$77,725

Adjustments:

Amortization	1,278		1,278
Equity-based compensation	3,535		3,535

Earnings from continuing operations before interest, income taxes and amortization excluding certain items (“Adjusted EBITA”)	$59,013		$82,538

Non-GAAP Net Income

Net income from continuing operations (GAAP basis)	$38,125		$54,605

Non-GAAP adjustments:

Amortization	1,278		1,278
Equity-based compensation	3,535		3,535
Income tax effect of non-GAAP adjustments	(1,619	)(1)	(1,690	)(1)

Non-GAAP Net Income	$41,319		$57,728

Non-GAAP earnings per diluted share excluding certain items (“Non-GAAP EPS”)	$1.00		$1.40

Diluted weighted average shares outstanding	41,250		41,250

(1) By the end of 2010, the Company had fully utilized all prior NOL and tax credit carryfowards. As a result, beginning in 2011, the Company utilized the with and without method, at a 30.25% effective rate forecasted for the full year, to determine the income tax effect of non-GAAP adjustments.

NOTE - This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on adjusted EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes adjusted EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating Income (Loss) to Adjusted EBITA (Loss)

(In thousands)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
LED & Solar
Bookings	$273,282	$260,439	$471,547	$472,102

Revenues	$219,135	$185,647	$433,833	$297,152

Operating income	$17,907	$55,930	$90,179	$83,025
Amortization	1,108	796	1,822	1,592
Equity-based compensation	1,238	671	2,215	1,138
Restructuring	11,125	—	11,125	—
Asset impairment	6,211	—	6,211	—
Inventory write-off	33,375	—	33,375	—
Adjusted EBITA	$70,964	$57,397	$144,927	$85,755

Data Storage
Bookings	$37,546	$50,025	$70,161	$76,397

Revenues	$45,680	$35,742	$85,658	$58,987

Operating income	$12,342	$8,914	$23,902	$11,372
Amortization	356	383	719	766
Equity-based compensation	352	308	660	523
Restructuring	—	—	—	(179)
Adjusted EBITA	$13,050	$9,605	$25,281	$12,482

Unallocated Corporate
Operating loss	$(6,580)	$(4,964)	$(10,743)	$(9,343)
Amortization	25	59	83	118
Equity-based compensation	2,473	1,544	4,286	2,728
Adjusted loss	$(4,082)	$(3,361)	$(6,374)	$(6,497)

Total
Bookings	$310,828	$310,464	$541,708	$548,499

Revenues	$264,815	$221,389	$519,491	$356,139

Operating income	$23,669	$59,880	$103,338	$85,054
Amortization	1,489	1,238	2,624	2,476
Equity-based compensation	4,063	2,523	7,161	4,389
Restructuring	11,125	—	11,125	(179)
Asset impairment	6,211	—	6,211	—
Inventory write-off	33,375	—	33,375	—
Adjusted EBITA	$79,932	$63,641	$163,834	$91,740